Exhibit 99.1

FMC Corporation Announces Pricing of $1.2 Billion of Senior Secured Notes

PHILADELPHIA, May 21, 2026 – FMC Corporation (NYSE: FMC) (“FMC” or the “Company”), a leading global agricultural sciences company, today announced that it has priced an offering of $1.2 billion aggregate principal amount of 8.000% senior secured notes due 2031 (the “Notes”) at an issue price equal to 100% of the principal amount thereof. The Notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The offering is expected to close on June 5, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to fund the repurchase or redemption of the Company’s outstanding 3.200% Senior Notes due October 1, 2026, to repay outstanding borrowings under the Company’s Fifth Amended and Restated Credit Agreement, dated as of June 17, 2022, and for general corporate purposes, including the repayment of other debt.

The Notes will be fully and unconditionally guaranteed, jointly and severally, by various subsidiaries of the Company organized under the laws of the United States, Switzerland, the Netherlands, Canada and Singapore (the “Subsidiary Guarantors”). The Notes and related note guarantees will be secured by first-priority liens on (i) substantially all of the assets of the Company and the Subsidiary Guarantors organized under the laws of the United States, Canada and Switzerland, other than certain excluded property and (ii) all the equity interests held by the Subsidiary Guarantors organized under the laws of Singapore and the Netherlands in their respective subsidiaries.

Neither the Notes nor the guarantees have been registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes and the guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes or guarantees, nor shall there be any sale of the Notes or guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FMC

FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide information other than historical information, including statements contained in this press release, in FMC’s other filings with the Securities and Exchange Commission (“SEC”), and in presentations, reports or letters to FMC stockholders.

In some cases, FMC has identified these forward-looking statements by such words or phrases as “outlook,” “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), the section captioned “Forward-Looking Information” in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the SEC. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.

We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

Contacts:

Investors:

Curt Brooks

Director of Investor Relations

+1.215.299.6137

curt.brooks@fmc.com

Media:

Nicole Canning

Corporate Communications

+1.215-299-5916

Nicole.canning@fmc.com